Exhibit 99.1
                                                                    ------------


        SIMTEK RAISES $4.56 MILLION IN PRIVATE PLACEMENT OF COMMON STOCK

                Participants Include New and Existing Investors,
                            Directors, And Executives

             Funds Will Fuel Growth Enabling the Company to Purchase
                       Silicon to Meet Its Revenue Targets

COLORADO SPRINGS, Colorado- September 22, 2006 - Simtek Corporation (OTC Bulletin Board: SRAM), the world's leading supplier of nonvolatile static random access memory (nvSRAM) integrated circuits, announced today the completion of a private placement of 11,531,653 shares of common stock, at $0.395 per share resulting in a total raise of $4,555,000. Warrants, priced at $0.54 per share, equal to 15% of the shares issued (or warrants to purchase 1,729,754 shares) were issued as part of the financing. Proceeds are expected to be used for general working capital and to procure silicon wafers to support revenue growth.

Harold Blomquist, President and CEO, stated, "The Company's unparalleled growth, with all the positives associated with it, has resulted in a few challenges. One of those is a cash flow issue in the near term, and our ability to continue to secure silicon. Along with the Board we evaluated many alternatives and felt this was the quickest and most effective manner at this time to raise capital. Based on the need to ramp production at our wafer fabs right now to support growth and further improve profitability, I'm pleased that we've been able to close this important financing."

Recently announced programs with major customers and anticipated increases in Simtek's global business are driving revenue growth for the Company. Revenue projections for the first six months of 2007 are between $20 million and $24 million. The revenue growth rate from second-half 2006 to first-half 2007 is projected to be between 30% and 50%. Booking of new orders from customers continues at a significant pace. At the time of this release, Simtek's quarter-to-date bookings for Q32006 are already well ahead of any previous quarter in the Company's history.

Brian Alleman, Simtek CFO said, "We are pleased with the vote of confidence we have been given from our largest shareholders by completing the financing quickly. With our fabless business model it generally takes between four and five months from when we start wafers until we collect cash from customers. Without this financing we would probably have limited the growth of the Company based on our available cash resources from operations and other sources. With this additional working capital, and based on our current growth and projected return to profitability in the third and fourth quarters, we do not foresee a need to raise additional working capital in the future."

Blomquist also said, "Several members of our executive team and Board of Directors made significant investments in this round. I believe that such investments demonstrate our team's confidence in Simtek."

Investors include: the funds advised by RENN Capital, Crestview Capital Master LLC, Big Bend XXVII Investments, L.P., Straus Partners & Straus GEPT, and SF Capital as well as, Board member Al Stein and family, and Simtek executives Steven Hayes, Brian Alleman and John C. McComb.

The Board of Simtek has discussed, and contemplates in conjunction with this financing and the planned reverse split which is anticipated to occur in September or October of this year, that the Company will have approximately 16 million shares outstanding after the reverse split is complete. No special rights or options were issued in connection with the private placement.

The transaction was evaluated and recommended to Simtek's Board of Directors by a special committee of independent directors. The shares were offered only to accredited investors in reliance on an exemption from the registration requirements of the Securities Act of 1933 (the "Securities Act"). The offering has not been registered under the Securities Act or any state securities laws and the shares may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. In connection with the offering, Simtek agreed, subject to certain terms and conditions, to file a registration statement under the Securities Act covering the resale of the shares purchased and shares issuable upon exercise of the warrants. This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy shares or warrants and is being issued under Rule 135c under the Securities Act.

About Simtek Corporation

Simtek Corporation designs and markets high-speed, re-programmable, nonvolatile semiconductor memory products, for use in a variety of systems including RAID servers, high performance workstations, GPS navigational systems, robotics, copiers and printers, and networking and broadcast equipment. Information on Simtek products can be obtained from its web site: www.simtek.com; email: information@simtek.com. The company is headquartered in Colorado Springs, Colorado.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements predicting Simtek's future growth. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, projections of future performance including predictions of future profitability and expectations of the business environment in which Simtek operates. For a detailed discussion of these and other risk factors, please refer to Simtek's filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K and subsequent Form 10-Q and Form 8-K filings.

Source:  Simtek

IR Contact for Simtek
Sheldon Lutch
Fusion IR & Communications
sheldon@fusionir.com
212.268.1816

Company Contact for Simtek:
Brian Alleman
information@simtek.com